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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         Date of report (Date of earliest event reported): July 20, 2001


                               GETTY REALTY CORP.
               (Exact Name of Registrant as Specified in Charter)


          Maryland                      1-13777                  11-3412575
(State or other Jurisdiction        (Commission File            (IRS Employer
      of Incorporation)                 Number)              Identification No.)


                              125 Jericho Turnpike
                                    Suite 103
                             Jericho, New York 11753
          (Address of Principal Executive Offices, including zip code)


       Registrant's telephone number, including area code: (516) 338-2600

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Item 1.    Not Applicable.

Item 2.    Not Applicable.

Item 3.    Not Applicable.

Item 4.    Not Applicable.

Item 5.    Other Events.

         On July 20, 2001, The Chase Manhattan Bank purchased the lenders' interests under the loan agreement between one of our subsidiaries, Power Test Realty Company Limited Partnership, and Fleet National Bank. Getty and Chase have restated the outstanding loan of approximately $20 million to bear interest at the lower of the prime rate or 2.5% over 30-day LIBOR and to mature on August 31, 2002. As a result of such restatement, the non-monetary default alleged by Fleet to have been caused by our amendment of our master lease with Getty Petroleum Marketing Inc. in December 2000 has been cured. Getty expects to repay the entire outstanding loan with a portion of the net proceeds of its proposed
7.7 million share common stock offering. No assurance can be given that an offering will be made or consummated.

         Our second quarter ended on June 30, 2001. On a preliminary basis, revenues from rental properties for the quarter were $17.1 million, including $2.1 million of deferred rent receivable recognized during the period related to future annual rent increases under the master lease with Getty Petroleum Marketing Inc. Pre-tax earnings are estimated at $9.0 million for the current year quarter compared to $6.0 million for the same quarter last year. Our "funds from operations" for the quarter ended June 30, 2001 is estimated at $9.8 million, as compared to $6.8 million for the quarter ended June 30, 2000. We compute "funds from operations" as net earnings available to common stockholders before provision for income taxes (computed in accordance with generally accepted accounting principles), plus real estate related depreciation and amortization and excluding gains (or losses) from sales of property and straight line rent. These current quarter amounts are preliminary and may be modified as our quarterly review process is completed.

Item 6.    Not Applicable.

Item 7.    Exhibit.

           The second amended and restated loan agreement between Getty and Chase is attached hereto as Exhibit 99.1.

Item 8.    Not Applicable.

Item 9.    Not Applicable.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   GETTY REALTY CORP.



                                   By: /s/ Randi Young Filip
                                       -----------------------------------------
                                       Randi Young Filip
                                       Vice President, General Counsel and
                                            Corporate Secretary


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                                  EXHIBIT INDEX

Exhibit Number          Description
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99.1                    Second Amended and Restated Loan Agreement dated
                        July 20, 2001 by and between Power Test Realty
                        Company Limited Partnership and The Chase
                        Manhattan Bank.


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